UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2018, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) by and among the Company, certain subsidiaries of the Company from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto (collectively referred to as “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”), pursuant to which a term loan of up to an aggregate principal amount of $25.0 million is available to the Company. The Loan Agreement provides for an initial term loan advance of $15.0 million, which closed on July 2, 2018, and, at the Company’s option, two additional term loan advances of $5.0 million each upon the occurrence of certain funding conditions prior to December 31, 2018 and December 31, 2019, respectively.

The term loan bears interest at an annual rate equal to the greater of 9.25% and 9.25% plus the prime rate of interest minus 5.25%. The Loan Agreement provides for interest-only payments for eighteen months and repayment of the aggregate outstanding principal balance of the term loan in monthly installments starting on February 1, 2020 and continuing through August 1, 2021 (the “Maturity Date”). In addition, the Company paid a fee of $250,000 upon closing and is required to pay a fee of 5.55% of the aggregate amount of advances under the Loan Agreement at maturity. At the Company’s option, the Company may elect to prepay all, but not less than all, of the outstanding term loan by paying the entire principal balance and all accrued and unpaid interest thereon plus a prepayment charge equal to the following percentage of the principal amount being prepaid: 3% if the term loan is prepaid during the first 12 months following the initial closing and 1% if the term loan is prepaid any time thereafter but prior to the Maturity Date.

In connection with the Loan Agreement, the Company granted Agent a security interest in all of the Company’s personal property now owned or hereafter acquired, excluding intellectual property but including licenses of and the proceeds from the sale, if any, of intellectual property, and a negative pledge on intellectual property. The Loan Agreement also contains certain events of default, representations, warranties and non-financial covenants of the Company. In addition, the Loan Agreement grants Lender an option to purchase up to an aggregate of $1.0 million of the Company’s equity securities, or instruments exercisable for or convertible into equity securities, sold to investors in any private financing within one year after the initial closing under the Loan Agreement upon the same terms and conditions afforded to such other investors.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of July 2, 2018, by and among the Registrant, certain subsidiaries of the Registrant from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto and Hercules Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: July 3, 2018	By: /s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel